Exhibit 5.1

April 4, 2008
AMDL, Inc.
2492 Walnut Avenue, Suite 100
Tustin, California 92780
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to AMDL, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3, as the same may be amended and supplemented from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed resale of (i) up to 4,345,257 shares (the “Shares”) of the Company’s common stock, $.001 par value (“Common Stock”), previously issued to the selling stockholders (the “Selling Stockholders”) named in the prospectus (the “Prospectus”) that forms a part of the Registration Statement and (ii) up to 1,366,319 shares of Common Stock (the “Warrant Shares”) issuable to some of the Selling Stockholders upon the exercise of warrants (the “Warrants”) previously granted to them.
In connection herewith, we have examined the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, filed June 7, 1989, the Certificate of Amendment of Certificate of Incorporation filed October 2, 1998, the Certificate of Amendment of Certificate of Incorporation filed March 29, 1999, the Certificate of Amendment of Certificate of Incorporation filed September 27, 2006, and the Bylaws of the Company, adopted as of May 12, 1989, each as currently in effect, and such other corporate records, agreements and instruments of the Company, statements and certificates of public officials, officers of the Company, and selling stockholders and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.
In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents, and the legal competence of all signatories to such documents.
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We assume that the appropriate action will be taken, if and as required, prior to the offer and sale of the Shares and the Warrant Shares under the Registration Statement, to register and qualify the Shares and the Warrant Shares for sale under all applicable state securities or “blue sky” laws. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of Delaware and the federal laws of the United States of America.
Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that (i) the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and (ii) the Warrant Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.
It is understood that this opinion is to be used only in connection with the resale of the Shares and Warrant Shares while the Registration Statement is in effect.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations, and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guarantee of result.
Very truly yours,
/s/ Bryan Cave LLP